Exhibit 99.1

Cognition Therapeutics Reports First Quarter 2022 Financial Results
and Provides Business Update

Treatment Commences in Second Cohort of Phase 2 SHINE Study in Mild-to-Moderate Alzheimer’s Disease

Data Presented at Scientific Conferences Further Validate the Potential of σ-2 Modulators

PURCHASE, NY, May 11, 2022 (GLOBE NEWSWIRE) – Cognition Therapeutics, Inc. (NASDAQ: CGTX), a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system and retina (the “Company” or “Cognition”), today reported financial results for the first quarter ended March 31, 2022 and provided recent business updates.

“Throughout the first quarter, we continued to drive the research and development of our lead programs with our objective to begin enrolling patients in our START trial with the ACTC and dry AMD Phase 2 trial in the second half of 2022,” said Lisa Ricciardi, president and CEO of Cognition. “Neurogenerative diseases remain an area of profound unmet medical need and we are committed to the research and science needed to find treatments for these conditions, where no therapeutics exist.”

“We continue to be grateful for the support of the National Institute of Aging (NIA) and the Michael J. Fox Foundation (MJFF) that have provided substantial funding of our research. Our NIA DLB grant remains the largest NIA award to fund a study in DLB, which provides the validation and generous support to continue our trial,” added Ms. Ricciardi. “We are excited about our future and remain committed to our goal of finding treatments for these degenerative diseases.”

Business Updates:

•	Dosing commenced in the second cohort of the Phase 2 SHINE study in Alzheimer’s disease.
•	Site selection and patient screening underway for the SHIMMER study in DLB.
•	Ongoing planning for patient enrollment in a dry AMD trial as well as the START trial with our collaborators at the Alzheimer’s Clinical Trials Consortium (ACTC), in second half of 2022.
•	Biomarker data from SNAP and SHINE trials presented at AD/PD™ 2022 in March.
•	Data presentation at ARVO 2022 showing that sigma-2 (σ-2) receptor modulators protect retinal pigment epithelium (RPE) cells and normalize key homeostatic processes disrupted in dry AMD.
•	Award from MJFF to support preclinical development of pipeline molecules for the treatment of synucleinopathies.
•	Strong balance sheet with $51.5 in cash and cash equivalents and substantial grant funding as of March 31, 2022. At the beginning of the year, the Company had remaining available and awarded grant funding of approximately $110 million.

Q1 2022 Financial Results:

•	Research and development expenses for the first quarter ended March 31, 2022, were $6.5 million compared to $4.4 million in 2021. The increase for 2022 was primarily attributable to higher costs incurred in clinical programs related to Phase 2 trial activity. This amount was offset in part by lower CMC costs as compared to 2021.
•	General and administrative expenses for the first quarter ended March 31, 2022, were $2.9 million compared to $1.2 million in 2021. The increase for 2022 was primarily attributable to non-cash equity-based compensation for stock option awards, professional fees and the costs for Director & Officer liability insurance.
•	Net loss attributable to common stockholders for the quarter ended March 31, 2022, was $3.8 million, or $(0.17) per share. The net loss attributable to common stockholders for the quarter ended March 31, 2021, was $0.9 million, or $(1.64) per share.

Cognition Therapeutics, Inc.

www.cogrx.com

Liquidity:

•	Cash and cash equivalents on March 31, 2022, was approximately $51.5 million.
•	With combined proceeds from the IPO and grants awarded from sponsor partners, the Company estimates that it has sufficient cash to fund operations and capital expenditures into the second half of 2023.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of our annual and quarterly reports filed the Securities Exchange Commission.. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

	Three Months Ended March 31,
(in thousands)	2022	2021
Consolidated Statements of Operations Data:
Operating Expenses:
Research and development	$6,518	$4,430
General and administrative	2,895	1,153
Total operating expenses	9,413	5,583
Other income (expense):
Grant income	5,904	4,692
Change in the fair value of the derivative liability	—	1,063
Other (expense) income, net	(195)	145
Gain on debt extinguishment	—	443
Interest expense, net	(9)	(537)
Total other income, net	5,700	5,806
Loss before income tax	$(3,713)	$223
Income tax expense	(125)	—
Net (loss) income	$(3,838)	$223
Cumulative preferred stock dividends	—	(1,128)
Net loss attributable to common shareholders	$(3,838)	$(905)
Net loss per common share:
Basic and diluted	$(0.17)	$(1.64)
Weighted-average common shares outstanding:
Basic and diluted	22,426,982	550,175

	As of
(in thousands)	March 31, 2022	December 31, 2021
Balance Sheet Data:
Cash and cash equivalents	$51,509	$54,721
Total Assets	58,696	59,137
Total Liabilities	9,956	7,864
Accumulated Deficit	(97,842)	(94,004)
Total stockholders’ equity	48,740	51,273

For more information contact:

Cognition Therapeutics, Inc.

info@cogrx.com

Aline Sherwood (media)

Scienta Communications

asherwood@scientapr.com

Daniel Kontoh-Boateng (investors)

Tiberend Strategic Advisors, Inc.

dboateng@tiberend.com

Cognition Therapeutics, Inc.

www.cogrx.com